Exhibit 10.21


                       AMENDMENT TO EMPLOYMENT AGREEMENT

                                              AMENDMENT NO. 1 dated as of
                                    December ______, 2003, between BERRY
                                    PLASTICS CORPORATION, a Delaware
                                    corporation (the "Corporation"), and
                                    WILLIAM J. HERDRICH (the "Employee").

            Reference is made to the Employment Agreement dated as of August 14, 2000, (the "Employment Agreement"), between the Corporation and the Employee. The Corporation and the Employee desire to modify, amend and extend the term of the Employment Agreement, and to such end, the Employment Agreement is hereby deleted in its entirety and replaced with the following terms and conditions:

            The Employee is an employee of the Corporation and as such has substantial experience that has value to the Corporation. The Corporation desires to employ the Employee, and the Employee desires to accept such employment, on the terms and subject to the conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto agree as follows:

            1. EMPLOYMENT; EFFECTIVENESS OF AGREEMENT. Effective as of January 1, 2004 (such date, the "Commencement Date," for all purposes hereof), the Corporation shall employ the Employee, and the Employee shall accept employment by the Corporation, upon the terms and conditions hereinafter set forth.

            2. RESERVED.

            3. TERM. Subject to earlier termination as provided herein, the employment of the Employee hereunder shall commence on the Commencement Date and terminate on December 31, 2008. Such period of employment is hereinafter referred to as the "Employment Period."

            4. DUTIES. During the Employment Period, the Employee shall be employed by the Corporation as Executive Vice President and General Manager - Closures and shall perform such duties and services consistent with such position as may reasonably be assigned to the Employee by the officers of the Corporation or their designees.

            5. TIME TO BE DEVOTED TO EMPLOYMENT. Except for vacation, absences due to temporary illness and absences resulting from causes set forth in
Section 7, the Employee shall devote the Employee's business time, attention and energies on a full-time basis to the performance of the duties and responsibilities referred to in Section 4. The Employee shall not during the Employment Period be engaged in any other business activity which, in the reasonable judgment of the officers of the Corporation, would conflict with the ability of the Employee to perform his or her duties under this Agreement, whether or not such activity is pursued for gain, profit or other pecuniary advantage.

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            6. COMPENSATION; BENEFITS; REIMBURSEMENT.

                  (A)BASE SALARY. During the Employment Period, the Corporation shall pay to the Employee an annual base salary of $278,567, which shall be subject to review and, at the option of persons having authority regarding such matters at the Corporation, subject to increase (such salary, as the same may be increased from time to time as aforesaid, being referred to herein as the "Base Salary"). The Base Salary shall be payable in such installments (but not less frequent than monthly) as is the policy of the Corporation with respect to employees of the Corporation at substantially the same level of employment as the Employee.

                  (B)BONUS. During the Employment Period, the Employee shall be entitled to participate in all bonus and incentive programs of the Corporation (the "Programs") generally available from time to time to employees of the Corporation at substantially the same level of employment as the Employee, such participation to be in substantially the same manner as the participation therein by such employees.

                  (C)BENEFITS. During the Employment Period, the Employee shall be entitled to such benefits (together with the Programs, the "Benefit Arrangements") as are generally made available from time to time to other employees of the Corporation at substantially the same level of employment as the Employee. In addition, the Employee shall be entitled to four weeks of vacation per year.

                  (D)REIMBURSEMENT OF EXPENSES. During the Employment Period, the Corporation shall reimburse the Employee, in accordance with the policies and practices of the Corporation in effect from time to time with respect to other employees of the Corporation at substantially the same level of employment as the Employee, for all reasonable and necessary traveling expenses and other disbursements incurred by him for or on behalf of the Corporation in connection with the performance of his duties hereunder upon presentation by the Employee to the Corporation of appropriate documentation therefor.

                  (E)DEDUCTIONS. The Corporation shall deduct from any payments to be made by it to the Employee under this Section 6 or Section 9 any amounts required to be withheld in respect of any Federal, state or local income or other taxes.

            7. DISABILITY OR DEATH OF THE EMPLOYEE.

                  (a)If, during the Employment Period, the Employee is incapacitated or disabled by accident, sickness or otherwise (hereinafter, a "Disability") so as to render the Employee mentally or physically incapable of performing the services required to be performed under this Agreement for 90 days in any period of 360 consecutive days, the Corporation may, at any time thereafter, at its option, terminate the employment of the Employee under this Agreement immediately upon giving the Employee notice to that effect, it being understood that upon such termination the Employee shall be eligible for the disability benefits provided by the Corporation.

                  (b)If the Employee dies during the Employment Period, the Termination Date (as defined below) shall be deemed to be the date of the Employee's death.

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            8. TERMINATION.

                  (a)The Corporation may terminate the employment of the Employee and all of the Corporation's obligations under this Agreement (except as hereinafter provided) at any time for "cause" by giving the Employee notice of such termination, with reasonable specificity of the grounds therefor. For the purposes of this Section 8, "cause" shall mean (i) willful misconduct with respect to the business and affairs of the Corporation or any subsidiary or affiliate thereof, insubordination or willful neglect of duties (other than neglect due solely to the Employee's illness or other involuntary mental or physical disability), including the Employee's violation of any material Corporation policy, (ii) material breach of any of the provisions of this Agreement or (iii) conviction for a crime involving moral turpitude or fraud. A termination pursuant to this Section 8(a) shall take effect immediately upon the giving of the notice contemplated hereby.

                  (b)The Corporation may terminate the employment of the Employee and all of the Corporation's obligations under this Agreement (except as hereinafter provided) at any time during the Employment Period without "cause" by giving the Employee written notice of such termination, to be effective 30 days following the giving of such written notice.

                  (c)The Employee may terminate the employment of the Employee hereunder at any time during the Employment Period by giving the Corporation at least 30 days' prior written notice of such termination, such termination to be effective on the date specified in such notice, whereupon all of the Corporation's obligations hereunder shall terminate (except as hereinafter provided). For convenience of reference, the date upon which any termination of the employment of the Employee pursuant to Section 7 or 8 hereof shall be effective shall be hereinafter referred to as the "Termination Date."

            9. EFFECT OF TERMINATION OF EMPLOYMENT.

                  (A)TERMINATION FOR CAUSE. Upon the effective date of termination of the Employee's employment pursuant to Section 7, Section 8(a) or
Section 8(c) hereof, neither the Employee nor the Employee's beneficiaries or estate shall have any further rights under this Agreement or any claims against the Corporation arising out of this Agreement, except the right to receive, within 30 days of the Termination Date:

                        (i)the unpaid portion of the Base Salary provided for
            in Section 6(a), computed on a pro rata basis to the Termination
            Date;

                        (ii)reimbursement for any expenses for which the
            Employee shall not have theretofore been reimbursed, as provided in
            Section 6(d); and

                        (iii) the unpaid portion of any amounts earned by the
            Employee prior to the Termination Date pursuant to any Benefit Arrangement; provided, however, unless specifically provided otherwise in this Section 9, the Employee shall not be entitled to receive any benefits under a Benefit Arrangement that have accrued during a fiscal year if the terms of such Benefit Arrangement require that the beneficiary be employed by the Corporation as of the end of such fiscal year.

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                  (B)TERMINATION WITHOUT CAUSE PRIOR TO CHANGE OF CONTROL. Upon
the termination of the Employee's employment pursuant to Section 8(b) prior to the consummation of a Change of Control (as defined in Section 9(d)(i)), neither the Employee nor the Employee's beneficiaries or estate shall have any further rights under this Agreement or any claims against the Corporation arising out of this Agreement, except the right to receive:

                        (i)the payments, if any, referred to in Section 9(a);

                        (ii)the pro-rata portion of the applicable bonus
            provided for in Section 6(b) computed on a pro-rata basis to the Termination Date, payable at the same time and in the same manner only as, if and when bonuses are paid to other employees of the Corporation of comparable seniority; and

                        (iii) in addition to the amounts computed pursuant to
            Sections 9(b)(i) and (ii), the Employee shall have the right to receive as severance compensation an amount equal to the greater of
            (A) 100% of one year's Base Salary (as of the Termination Date) and
            (B) 1/12th of one year's Base Salary (as of the Termination Date) for each year (not to exceed 30 years in the aggregate) that the Employee was employed by the Company (and its predecessors-in-interest), the amount referred to in clause (A) or (B), as the case may be, to be payable at the same times at which and in the same manner in which the Base Salary would have been payable to the Employee had the Employee's employment not been terminated; provided further however, in the event that, at any time after the expiration of the Employment Period, the Employee is terminated pursuant to Section 8(b), the Company shall pay the amounts payable to pursuant to this Section 9(b)(iii) to the Employee as if the expiration of the Employment Period had not occurred.

                  (C)TERMINATION WITHOUT CAUSE AFTER CHANGE OF CONTROL. Upon the termination of the Employee's employment pursuant to Section 8(b) or a Resignation for Good Reason (as hereinafter defined) occurring after the consummation of a Change of Control, neither the Employee nor his estate or beneficiaries shall have any further rights or claims against the Corporation under this Agreement except the right to receive:1

                        (i)the payments, if any, referred to in Section 9(a);

                        (ii)the pro-rata portion of the applicable bonus
            provided for in Section 6(b) computed on a pro-rata basis to the Termination Date, payable at the same time and in the same manner only as, if and when bonuses are paid to other employees of the Corporation of comparable seniority; and

                        (iii) an amount equal to the greater of (A) the
            Employee's Base Salary (as of the Termination Date) to be paid until the later to occur of (x) the second anniversary of the date upon which the Change of Control occurred, and (y) the first anniversary of the Termination Date, or (B) 1/12th of one-year's Base Salary (as of the Termination Date) for each year (not to exceed 30 years in the aggregate) that the Employee was employed by the Corporation (and its predecessors-in-interest); the amount

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            referred to in clause (A) or (B), as the case may be, to be payable at the same times at which and in the same manner in which the Base Salary would have been payable to the Employee had the Employee's employment not been terminated; provided further however, in the event that, at any time after the expiration of the Employment Period, the Employee is terminated pursuant to Section 8(b), the Company shall pay the amounts payable to pursuant to this Section 9(c)(iii) to the Employee as if the expiration of the Employment Period had not occurred.

                  (D)DEFINITIONS. For purposes of this Section 9, the following definitions shall apply:

                        (i)"Change of Control" means (i) the sale of all or
            substantially all of the assets of the Corporation or BPC Holding Corporation ("BPC"), (ii) a sale of more than 50% of the outstanding voting shares of the Corporation or BPC in a non-public sale to persons who are not affiliates of the shareholders of BPC prior to the closing, or (iii) any merger or consolidation of the Corporation or BPC immediately after which a majority of the outstanding voting shares of the surviving entity are not held by persons who held a majority of such shares of BPC immediately prior to such transaction.

                        (ii)"Resignation for Good Reason" means the Employee's
            resignation after the date in which a Change of Control has occurred as a result of Employee's reassignment to an office location greater than 25 miles from the office location Employee utilized as of the date on which a Change of Control occurred.

                  (E)SURVIVAL. The Employee's obligations under Sections 10, 11 and 12 of this Agreement, and the Corporation's obligations under Section 9, shall survive the termination of this Agreement and the termination of the Employee's employment hereunder.

            10.DISCLOSURE OF INFORMATION.

                  (a)From and after the date hereof, the Employee shall not use or disclose to any person, firm, corporation or other business entity (other than any officer, director, employee, affiliate or representative of the Corporation), except as required in connection with the performance of the Employee's duties under and in compliance with the terms of this Agreement and as required by law or judicial process, any Confidential Information (as hereinafter defined) for any reason or purpose whatsoever, nor shall the Employee make use of any of the Confidential Information for the Employee's purposes or for the benefit of any person or entity except the Corporation or any subsidiary thereof.

                  (b)For purposes of this Agreement, "Confidential Information" shall mean (i) the Intellectual Property Rights (as hereinafter defined) of the Corporation and its subsidiaries and (ii) all other information of a proprietary nature relating to the Corporation or any subsidiary thereof, or the business or assets of the Corporation or any such subsidiary, including, without limitation, books, records, customer and registered user lists, vendor

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lists, supplier lists, distribution channels, pricing information, cost information, marketing plans, strategies, forecasts, financial statements, budgets and projections, other than information which is generally within the public domain at the time of the receipt thereof by the Employee or at the time of use or disclosure of such Confidential Information by the Employee other than as a result of the breach by the Employee of the Employee's agreement hereunder.

                  (c)As used herein, the term "Intellectual Property Rights" means all industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, know-how, certificates of public convenience and necessity, franchises, licenses, trade secrets, proprietary processes and formulae, inventions, development tools, marketing materials, trade dress, logos and designs and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records.

            11.RESTRICTIVE COVENANTS.

                  (a)The Employee acknowledges and recognizes that during the Employment Period he will be privy to Confidential Information and further acknowledges and recognizes that the Corporation would find it extremely difficult to replace the Employee. Accordingly, in consideration of the premises contained herein and the consideration to be received by the Employee hereunder (including, without limitation, the severance compensation described in Section 9(b)(i), if any), without the prior written consent of the Corporation, the Employee shall not, at any time during the employer/employee relationship between the Corporation and the Employee and until the later to occur of May 9, 2002 or the first anniversary of the termination of such employer/employee relationship, (i) directly or indirectly engage in, represent in any way, or be connected with, any Competing Business directly competing with the business of the Corporation or any direct or indirect subsidiary or affiliate thereof within the state in which the Employee is employed or any other state of the United States, whether such engagement shall be as an officer, director, owner, employee, partner, affiliate or other participant in any Competing Business (as hereinafter defined), (ii) assist others in engaging in any Competing Business in the manner described in clause (i) above, (iii) induce other employees of the Corporation or any direct or indirect subsidiary or affiliate thereof to terminate their employment with the Corporation or any such direct or indirect subsidiary or affiliate or to engage in any Competing Business or (iv) induce any entity or person with which the Corporation or any direct or indirect subsidiary or any affiliate thereof has a business relationship to terminate or alter such business relationship. As used herein, "Competing Business" shall mean any business involving the sale of products in any city or county in any state of the United States, or in any country or province outside the United States if such business or the products sold by it are competitive, directly or indirectly, at the time of the Termination of Employment with (A) the business of the Corporation or any direct or indirect subsidiary thereof, (B) any of the products manufactured, sold or distributed by the Corporation or any direct or indirect subsidiary thereof or (C) any products or business being developed or conducted by the Corporation or any direct or indirect subsidiary thereof.

                  (b)The Employee understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to the business of the Corporation or any subsidiary or affiliate thereof, but he

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nevertheless believes that he has received and will receive sufficient consideration and other benefits as an employee of the Corporation and as otherwise provided hereunder to justify clearly such restrictions which, in any event (given his education, skills and ability), the Employee does not believe would prevent him from earning a living.

            12.RIGHT TO INVENTIONS. The Employee shall promptly disclose, grant and assign to the Corporation for its sole use and benefit any and all inventions, improvements, technical information and suggestions reasonably relating to the business of the Corporation or any subsidiary or affiliate thereof (collectively, the "Inventions") which the Employee may develop or acquire during the period of the employer/employee relationship between the Corporation and the Employee (whether or not during usual working hours), together with all patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or upon the Inventions. In connection therewith:

                  (a)the Employee recognizes and agrees that the Inventions shall be the sole property of the Corporation, and the Corporation shall be the sole owner of all patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or on the Inventions;

                  (b)the Employee hereby assigns to the Corporation any rights the Employee may have in or acquire to the Inventions;

                  (c)the Employee shall, at the expense of the Corporation, promptly execute and deliver such applications, assignments, descriptions and other instruments as may be necessary or proper in the opinion of the Corporation to vest title to the Inventions and any patent applications, patents, copyrights, reissues or other proprietary rights related thereto in the Corporation and to enable it to obtain and maintain the entire right and title thereto throughout the world;

                  (d)the Employee recognizes and agrees that the Inventions to the extent copyrightable shall constitute works for hire under the copyright laws of the United States; and

                  (e)the Employee shall render to the Corporation, at its expense, all such assistance as it may require in the prosecution of applications for said patents, copyrights, reissues or other proprietary rights, in the prosecution or defense of interferences which may be declared involving any said applications, patents, copyrights or other proprietary rights and in any litigation in which the Corporation may be involved relating to the Inventions.

            13.MISCELLANEOUS PROVISIONS.

                  (A)ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the other agreements referred to herein contain the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings between the parties with respect thereto. This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by each of the parties hereto.

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                  (B)DESCRIPTIVE HEADINGS.  Descriptive headings are for
convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement.

                  (C)NOTICES. All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                        (i)if to the Corporation, to:

                           Berry Plastics Corporation

                           101 Oakley Street

                           Evansville, Indiana  47706

                           Attention:  Ira G. Boots

                           Telecopier:  (812) 421-9604;

                        (ii)if to the Employee, to him or her at:

                           William J. Herdrich
                           11276 Ridermark Row
                           Columbia, Maryland  21044

All such notices and other communications shall be deemed to have been delivered and received (A) in the case of personal delivery, on the date of such delivery, (B) in the case of delivery by telecopy, on the date of such delivery, (C) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch, and (D) in the case of mailing, on the third Business Day following such mailing. As used herein, "Business Day" shall mean any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to be open.

                  (D)COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                  (E)GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of Indiana applicable to contracts made and performed wholly therein.

                  (F)BENEFITS OF AGREEMENT; ASSIGNMENT. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, representatives, heirs and estate, as applicable. Anything contained herein to the contrary notwithstanding, this Agreement shall not be assignable by any party hereto without the consent of the other party hereto.

                  (G)WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement by the other party must be in writing and shall not operate or be construed as a waiver of any subsequent breach by such other party.

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                  (H)SEVERABILITY.  In the event that any provision of this
Agreement is determined to be partially or wholly invalid, illegal or unenforceable in any jurisdiction, then such provision shall, as to such jurisdiction, be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or if such provision cannot be modified or restricted, then such provision shall, as to such jurisdiction, be deemed to be excised from this Agreement; provided, however, that the binding effect and enforceability of the remaining provisions of this Agreement, to the extent the economic benefits conferred upon the parties by virtue of this Agreement remain substantially unimpaired, shall not be affected or impaired in any manner, and any such invalidity, illegality or unenforceability with respect to such provisions shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  (I)REMEDIES. All remedies hereunder are cumulative, are in addition to any other remedies provided for by law and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed to be an election of such remedy or to preclude the exercise of any other remedy. The Employee acknowledges that in the event of a breach of any of the Employee's covenants contained in Sections 11, 12 or 13, the Corporation shall be entitled to immediate relief enjoining such violations in any court or before any judicial body having jurisdiction over such a claim.

                  (J)SURVIVAL. Sections 9 through 12, this Section 13 and the defined terms used in any section referred to in this Section 13(j), shall survive the termination of the Employee's employment on the Termination Date and the expiration of this Agreement.

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            IN WITNESS WHEREOF, the parties have duly executed this Employment
Agreement as of the date first above written.

                                    BERRY PLASTICS CORPORATION



                                    By:_________________________________
                                       Ira G. Boots
                                       President & Chief Executive Officer



                                    ____________________________________
                                            William J. Herdrich



j:\legal\employee matters\herdrich\eaherdrich.amend 1a.doc